Exhibit 11

                        EQUITABLE OF IOWA COMPANIES
              Consolidated Net Income Per Share Computation

                                  Three Months Ended       Six Months Ended
                                       June 30,                June 30,
                                  1995        1994        1995        1994
                               ___________ ___________ ___________ ___________
                               (Dollars in thousands, except per share data)
Primary:
  Net income                      $26,620     $26,013     $50,414     $48,615
                               =========== =========== =========== ===========
  Average shares
   outstanding                 31,677,568  31,610,708  31,670,536  31,570,348
                               =========== =========== =========== ===========
  Net income per share              $0.84       $0.82       $1.59       $1.54
                               =========== =========== =========== ===========

Fully diluted:
  Net income                      $26,620     $26,013     $50,414     $48,615
                               =========== =========== =========== ===========

  Average shares
   outstanding                 31,677,568  31,610,708  31,670,536  31,570,348

  Add:  Net effect of dilutive
     stock options - based on
     the treasury stock method
     using period-end market
     price, if higher than
     average market
     price                        485,521     639,507     449,399     629,253
                               ___________ ___________ ___________ ___________
        Total                  32,163,089  32,250,215  32,119,935  32,199,601
                               =========== =========== =========== ===========
  Net income per share              $0.83       $0.81       $1.57       $1.51
                               =========== =========== =========== ===========

NOTE: This computation is required by Regulation S-K Item 601 and is filed as an Exhibit under Item 6(a) of Form 10-Q. Fully diluted earnings per share calculated above has not been presented on the face of the company's Consolidated Statements of Income because dilution is less than three percent and, therefore, presentation is not required by Accounting Principles Board Opinion No. 15.